Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR THE FISCAL SECOND

QUARTER ENDED MARCH 31, 2011

Revenue grew year over year;

Digital revenue represented nearly half of U.S. Recorded Music revenue

•	Total revenue of $682 million grew 2% from the prior-year quarter on both an as-reported and constant-currency basis.

•

Digital revenue was $220 million, or 32% of total revenue, up 9% from $202 million in the prior-year quarter, and up 8% on a constant-currency basis. Digital revenue grew 18% sequentially from the first quarter of fiscal 2011, or 17% on a constant-currency basis.

•

Operating income was $16 million compared to operating income of $24 million in the prior-year quarter. Operating income included $7 million of severance charges ($3 million in Recorded Music and $4 million in Music Publishing) compared to $6 million of severance charges in the prior-year quarter ($5 million in Recorded Music and $1 million in Corporate) (the “Severance Charges”).

•	Operating income before depreciation and amortization (OIBDA) of $82 million was down 6% from the prior-year quarter. OIBDA for the current- and prior-year quarters included the Severance Charges.

•

Net loss was $0.25 per diluted share compared to a net loss of $0.17 per diluted share in the prior-year quarter. The Severance Charges had a $0.05 per diluted share impact in the current quarter and a $0.04 per diluted share impact in the prior-year quarter.

NEW YORK, May 10, 2011—Warner Music Group Corp. (NYSE: WMG) today announced its second-quarter financial results for the period ended March 31, 2011.

“Our focus on disciplined A&R investments, successful revenue diversification and innovative digital strategies has helped us to grow both our Recorded Music and Music Publishing revenue,” said Edgar Bronfman, Jr., Warner Music Group’s Chairman and CEO. “We are excited to see our digital revenue approach the 50% milestone for U.S. Recorded Music and to see 60% of our active global artist roster signed to expanded-rights deals.”

“Our artist development efforts balanced against ongoing cost-management efforts enabled us to support our OIBDA margins in the quarter, and position us well for the long term,” added Steven Macri, Warner Music Group’s Executive Vice President and CFO.

For the quarter, revenue grew 2.4% to $682 million from $666 million in the prior-year quarter, and was up 1.6% on a constant-currency basis. The increase in revenue reflected growth in both the company’s Recorded Music and Music Publishing businesses.

Domestic revenue was up 2.6% while international revenue improved 1.9%, or 0.3% on a constant-currency basis. Revenue growth in France, the U.S., Canada and certain Asia-Pacific countries offset declines in Japan, the U.K. and other parts of Europe.

Digital revenue of $220 million grew 8.9% over the prior-year quarter, or 7.8% on a constant-currency basis. Digital revenue was up 17.6% sequentially from the first quarter of fiscal 2011, or 17.0% on a constant-currency basis, and represented 32.3% of total revenue for the second quarter. The growth in digital revenue over the prior-year quarter primarily reflected strength in global digital downloads and streaming, partially offset by continued declines in global mobile revenue.

Operating income was $16 million compared to operating income of $24 million in the prior-year quarter. Operating margin was down 1.3 percentage points to 2.3% compared to the prior-year quarter. OIBDA decreased 5.7% to $82 million from $87 million in the prior-year quarter and OIBDA margin contracted 1.1 percentage points to 12.0% (see below for calculations and reconciliations of OIBDA and OIBDA margin). Operating income and OIBDA for the current- and prior-year quarters included the Severance Charges.

Net loss was $38 million, or $0.25 per diluted share, compared with a net loss of $25 million, or $0.17 per diluted share, in the prior-year quarter. The Severance Charges had a $0.05 per diluted share impact in the current quarter and a $0.04 per diluted share impact in the prior-year quarter.

As of March 31, 2011, the company reported a cash balance of $319 million, total long-term debt of $1.95 billion and net debt (total long-term debt minus cash) of $1.63 billion.

Net cash provided by operating activities was $106 million compared to $93 million in the prior-year quarter. Free Cash Flow (defined as cash flow from operations less capital expenditures and cash paid or received for investments) was $46 million compared to $54 million in the prior-year quarter. The decrease in Free Cash Flow was primarily related to the previously disclosed acquisition of Southside Independent Music Publishing and higher capital expenditures, partially offset by the higher net cash provided by operating activities. Unlevered After-Tax Cash Flow (defined as Free Cash Flow excluding cash interest paid) was $46 million, compared to $54 million in the prior-year quarter (see below for calculations and reconciliations of Free Cash Flow and Unlevered After-Tax Cash Flow). As all interest is paid semi-annually in the first and third quarters of the fiscal year, there is no difference in the second quarter between Free Cash Flow and Unlevered After-Tax Cash Flow.

Below is the business segment discussion for the quarter.

Recorded Music

Revenue from the company’s Recorded Music business grew 2.2% from the prior-year quarter to $550 million, or 1.1% on a constant-currency basis. The increase reflected strength in France, Canada, Italy and certain Asia-Pacific countries, partially offset by declines in Japan, the U.K. and other parts of Europe. Domestic Recorded Music revenue grew 0.4% from the prior-year quarter to $254 million, while international Recorded Music revenue was up 3.9%, or 1.7% on a constant-currency basis, to $296 million. The company’s Recorded Music business experienced growth in international physical revenue, U.S. licensing revenue and global digital and other revenue, which more than offset contracting demand for physical product in the U.S. The top sellers in the quarter included Bruno Mars, R.E.M., Wiz Khalifa, Cee Lo Green and Lupe Fiasco.

Recorded Music digital revenue of $205 million grew 6.8% over the prior-year quarter, or 5.7% on a constant-currency basis, and represented 37.3% of total Recorded Music revenue, compared with 35.7% in the prior-year quarter. Domestic Recorded Music digital revenue grew 1.7% to $122 million, or 48.0% of total domestic Recorded Music revenue, compared with 47.4% in the prior-year quarter. International Recorded Music digital revenue grew 15.3%, or 12.2% on a constant-currency basis, to $83 million, and represented 28.0% of total international Recorded Music revenue, compared with 25.3% in the prior-year quarter. Growth in digital revenue was driven by strength in global digital downloads and streaming, partially offset by declines in global mobile revenue.

Recorded Music operating income improved to $10 million from $6 million in the prior-year quarter, resulting in an operating margin of 1.8%, up 0.7 percentage points from 1.1% in the prior-year quarter. Recorded Music OIBDA rose 10.2% to $54 million for the quarter and Recorded Music OIBDA margin expanded 0.7 percentage points from the prior-year quarter to 9.8%. The increase in operating income and OIBDA was a result of higher revenue and ongoing cost-management efforts. Recorded Music operating income and OIBDA for the current- and prior-year quarters included the Severance Charges.

Music Publishing

Music Publishing revenue was up 2.2% from the prior-year quarter on both an as-reported and constant-currency basis to $137 million. Domestic Music Publishing revenue rose 13.0% from the prior-year quarter to $61 million, while international Music Publishing revenue fell 5.0% on both an as-reported and constant-currency basis.

Digital revenue from Music Publishing grew to $17 million from $13 million, up 30.8% on both an as-reported and a constant-currency basis, and represented 12.4% of total Music Publishing revenue. Synchronization revenue improved 29.2%, while performance revenue declined 9.1% and mechanical revenue decreased 15.0%. On a constant-currency basis, synchronization revenue grew 34.8%, performance revenue declined 7.4% and mechanical revenue fell 12.8%.

Synchronization revenue is beginning to reflect the company’s focused effort to revitalize this segment of the Music Publishing business and digital revenue is benefitting from the success of streaming services and the general expansion of digital services around the world. The decline in performance revenue primarily reflected a comparison against the prior-year quarter which included $8 million of revenue from a low margin studio administration deal which the company elected not to renew. This is the final quarter for which the prior-year quarter will reflect revenue from that deal. The mechanical revenue decline reflected the ongoing transition in the recorded music industry.

Music Publishing operating income declined to $31 million from $43 million in the prior-year quarter, resulting in an operating margin of 22.6%, down 9.5 percentage points from the prior-year quarter. Music Publishing OIBDA fell 18.0% to $50 million while Music Publishing OIBDA margin contracted 9.0 percentage points to 36.5%, a level which is consistent with the margin in past years. The margin contraction compared to the prior-year quarter was primarily the result of a previously disclosed prior-year adjustment in royalty reserves. Additionally, Music Publishing operating income and OIBDA for the current-year quarter included the Severance Charges.

Financial details for the quarter can be found in the company’s current Form 10-Q, filed today with the Securities and Exchange Commission.

About Warner Music Group

Warner Music Group became the only stand-alone music company to be publicly traded in the United States in May 2005. With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Cordless, East West, Elektra, Nonesuch, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros. and Word. Warner Music International, a leading company in national and international repertoire, operates through numerous international affiliates and licensees in more than 50 countries. Warner Music Group also includes Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management’s expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution of material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at

http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email by visiting the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Six Months 3/31/11 versus 3/31/10 (dollars in millions, except per share amounts)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	% Change	Six Months Ended March 31, 2011	Six Months Ended March 31, 2010	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenues	$682	$666	2%	$1,471	$1,586	(7%)
Costs and expenses:
Cost of revenues	(357)	(329)	9%	(799)	(846)	(6%)
Selling, general and administrative expenses	(254)	(259)	(2%)	(520)	(559)	(7%)
Amortization of intangible assets	(55)	(54)	2%	(109)	(110)	(1%)

Total costs and expenses	$(666)	$(642)	4%	$(1,428)	$(1,515)	(6%)

Operating income	$16	$24	(33%)	$43	$71	(39%)
Interest expense, net	(47)	(46)	2%	(94)	(97)	(3%)
Other expense, net	(1)	(4)	(75%)	(1)	(3)	(67%)

Loss before income taxes	$(32)	$(26)	23%	$(52)	$(29)	79%

Income tax expense	(7)	(2)	—	(5)	(15)	(67%)

Net loss	$(39)	$(28)	39%	$(57)	$(44)	30%
Less: loss attributable to noncontrolling interest	1	3	(67%)	1	2	(50%)

Net loss attributable to Warner Music Group Corp.	$(38)	$(25)	52%	$(56)	$(42)	33%

Net loss per common share attributable to Warner Music Group Corp. :
Basic	$(0.25)	$(0.17)		$(0.37)	$(0.28)
Diluted	$(0.25)	$(0.17)		$(0.37)	$(0.28)

Weighted average common shares:
Basic	150.5	149.6		150.2	149.6
Diluted	150.5	149.6		150.2	149.6

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets as of 3/31/11 and 09/30/10 (dollars in millions)

	March 31, 2011	September 30, 2010	% Change
	(unaudited)	(unaudited)
Assets:
Current Assets
Cash & cash equivalents	$319	$439	(27%)
Accounts receivable, less allowances of $88 and $111	337	434	(22%)
Inventories	31	37	(16%)
Royalty advances (expected to be recouped w/in 1 year)	168	143	17%
Deferred tax assets	30	30	—
Other current assets	54	46	17%

Total Current Assets	$939	$1,129	(17%)
Royalty advances (expected to be recouped after 1 year)	207	189	10%
Property, plant & equipment, net	123	121	2%
Goodwill	1,084	1,057	3%
Intangible assets subject to amortization, net	1,103	1,119	(1%)
Intangible assets not subject to amortization	100	100	—
Other assets	61	64	(5%)

Total Assets	$3,617	$3,779	(4%)

Liabilities & Deficit:
Current Liabilities
Accounts payable	$151	$206	(27%)
Accrued royalties	1,041	1,034	1%
Accrued liabilities	221	314	(30%)
Accrued interest	60	59	2%
Deferred revenue	116	100	16%
Other current liabilities	—	8	(100%)

Total Current Liabilities	$1,589	$1,721	(8%)

Long-term debt	1,951	1,945	—
Deferred tax liabilities	166	169	(2%)
Other noncurrent liabilities	165	155	6%

Total Liabilities	$3,871	$3,990	(3%)

Common stock	—	—
Additional paid-in capital	618	611	1%
Accumulated deficit	(985)	(929)	6%
Accumulated other comprehensive income, net	63	53	19%

Total Warner Music Group Corp. Shareholders’ Deficit	$(304)	$(265)	15%

Noncontrolling interest	50	54	(7%)

Total Deficit	(254)	(211)	20%

Total Liabilities & Deficit	$3,617	$3,779	(4%)

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Six Months 3/31/11 versus 3/31/10 (dollars in millions)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	% Change	Six Months Ended March 31, 2011	Six Months Ended March 31, 2010	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Net cash provided by (used in) operating activities	$106	$93	14%	$(7)	$51	—
Net cash used in investing activities	(60)	(39)	54%	(126)	(41)	—
Net cash used in financing activities	(1)	(2)	(50%)	(1)	(2)	(50%)
Effect of foreign currency exchange rates on cash	11	(8)	—	14	(9)	—

Net increase (decrease) in cash	$56	$44	27%	$(120)	$(1)	—

Supplemental Disclosures Regarding Non-GAAP Financial Information

OIBDA

We evaluate our operating performance based on several factors, including our primary financial measure of operating income before non-cash depreciation of tangible assets, non-cash amortization of intangible assets and non-cash impairment charges to reduce the carrying value of goodwill and intangible assets (which we refer to as OIBDA). We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income, net income (loss) and other measures of financial performance reported in accordance with accounting principles generally accepted in the U.S. (“GAAP”). In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 4. Warner Music Group Corp. - Reconciliation of OIBDA to Net Loss, Three and Six Months 3/31/11 versus 3/31/10 (dollars in millions)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	% Change	Six Months Ended March 31, 2011	Six Months Ended March 31, 2010	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
OIBDA	$82	$87	(6%)	$172	$199	(14%)
Depreciation expense	(11)	(9)	22%	(20)	(18)	11%
Amortization expense	(55)	(54)	2%	(109)	(110)	(1%)

Operating income	$16	$24	(33%)	$43	$71	(39%)
Interest expense, net	(47)	(46)	2%	(94)	(97)	(3%)
Other expense, net	(1)	(4)	(75%)	(1)	(3)	(67%)

Loss before income taxes	$(32)	$(26)	23%	($52)	($29)	79%

Income tax expense	(7)	(2)	—	(5)	(15)	(67%)

Net loss	$(39)	$(28)	39%	$(57)	$(44)	30%
Less: loss attributable to noncontrolling interest	1	3	(67%)	1	2	(50%)

Net loss attributable to Warner Music Group Corp.	$(38)	$(25)	52%	$(56)	$(42)	33%

Operating income margin	2.3%	3.6%		2.9%	4.5%
OIBDA margin	12.0%	13.1%		11.7%	12.5%

Figure 5. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three and Six Months 3/31/11 versus 3/31/10 (dollars in millions)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	% Change	Six Months Ended March 31, 2011	Six Months Ended March 31, 2010	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Total WMG Operating Income - GAAP	$16	$24	(33%)	$43	$71	(39%)
Depreciation and Amortization	66	63	5%	129	128	1%

Total WMG OIBDA	$82	$87	(6%)	$172	$199	(14%)

Recorded Music Operating Income - GAAP	$10	$6	67%	$57	$74	(23%)
Depreciation and Amortization	44	43	2%	87	88	(1%)

Recorded Music OIBDA	$54	$49	10%	$144	$162	(11%)

Music Publishing Operating Income - GAAP	$31	$43	(28%)	$31	$47	(34%)
Depreciation and Amortization	19	18	6%	37	36	3%

Music Publishing OIBDA	$50	$61	(18%)	$68	$83	(18%)

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue, including, for example, the $5 million and $6 million favorable impact of exchange rates on our Total and Recorded Music revenue, in the three months ended March 31, 2011 compared to the prior-year quarter. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with GAAP.

Figure 6. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Six Months 3/31/11 versus 3/31/10 as Reported and Constant Currency (dollars in millions)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	Three Months Ended March 31, 2010	Six Months Ended March 31, 2011	Six Months Ended March 31, 2010	Six Months Ended March 31, 2010
	As reported (unaudited)	As reported (unaudited)	Constant $ (unaudited)	As reported (unaudited)	As reported (unaudited)	Constant $ (unaudited)
US revenue
Recorded Music	$254	$253	$253	$515	$539	$539
Music Publishing	61	54	54	100	101	101

International revenue
Recorded Music	296	285	291	708	784	772
Music Publishing	76	80	80	157	174	170

Intersegment eliminations	(5)	(6)	(7)	(9)	(12)	(13)

Total Revenue	$682	$666	$671	$1,471	$1,586	$1,569

Revenue by Segment:
Recorded Music	$550	$538	$544	$1,223	$1,323	$1,311
Music Publishing
Mechanical	34	40	39	73	87	85
Performance	50	55	54	94	105	102
Synchronization	31	24	23	55	49	49
Digital	17	13	13	28	28	28
Other	5	2	5	7	6	7

Total Music Publishing	137	134	134	257	275	271
Intersegment eliminations	(5)	(6)	(7)	(9)	(12)	(13)

Total Revenue	$682	$666	$671	$1,471	$1,586	$1,569

Total Digital Revenue	$220	$202	$204	$407	$388	$390

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to service debt, fund ongoing operations and working capital needs, make strategic acquisitions and investments and pay any dividends or fund any repurchases of our outstanding notes or common stock in open market purchases, privately negotiated purchases or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, Free Cash Flow is also a primary measure used externally by our investors and analysts for purposes of valuation and comparing the operating performance of our company to other companies in our industry.

Because Free Cash Flow is not a measure of performance calculated in accordance with GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “cash flow provided by operating activities” (the most directly comparable GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under GAAP — “cash flow provided by operating activities.”

Unlevered After-Tax Cash Flow

Free Cash Flow includes cash paid for interest. We also review our cash flow adjusted for cash paid for interest, a measure we call Unlevered After-Tax Cash Flow. Management believes this measure provides investors with an additional important perspective on our cash generation ability. We consider Unlevered After-Tax Cash Flow to be an important indicator of the performance of our businesses and believe the presentation is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. A limitation of the use of this measure is that it does not reflect the charges for cash interest and, therefore, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of our ability to fund our cash needs. Accordingly, this measure should be considered in addition to, not as a substitute for, net cash flow provided by operating activities and other measures of liquidity reported in accordance with GAAP.

Figure 7. Warner Music Group Corp. - Calculation of Free Cash Flow and Unlevered After-Tax Cash Flow, Three and Six Months 3/31/11 versus 3/31/10 (dollars in millions)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	Six Months Ended March 31, 2011	Six Months Ended March 31, 2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net cash flow provided by (used in) operating activities	$106	$93	$(7)	$51
Less: Capital expenditures	14	8	22	15
Less: Net cash paid for investments	46	31	104	26

Free Cash Flow (a)	$46	$54	$(133)	$10

(a) - Free Cash Flow includes cash paid for interest as follows (dollars in millions):
	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	Six Months Ended March 31, 2011	Six Months Ended March 31, 2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Free Cash Flow	$46	$54	$(133)	$10
Plus: Cash paid for interest	—	—	88	81

Unlevered After-Tax Cash Flow	$46	$54	$(45)	$91

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Media Contact:	Investor Contact:
Will Tanous	Jill Krutick
(212) 275-2244	(212) 275-4790
Will.Tanous@wmg.com	Jill.Krutick@wmg.com